FOR IMMEDIATE RELEASE

Luby’s Issues Second Quarter Fiscal 2021 Report
Estimated Net Assets in Liquidation Increased to $3.98 per Share

HOUSTON, TX – April 26, 2021 - Luby’s, Inc. (NYSE: LUB) (“Luby’s”) which is in the process of monetizing its assets for the benefit of its shareholders, announced today its financial results for the second quarter ended March 10, 2021.

Financial Results

Liquidation Basis of Accounting

As a result of Luby’s shareholder approval of its plan of liquidation on November 17, 2020, effective November 19, 2020, in accordance with Generally Accepted Accounting Principles (“GAAP”), the Company began reporting its financial results on the liquidation basis of accounting. The liquidation basis of accounting requires, among other things, that management estimates net sales proceeds on an undiscounted basis as well as includes in the Company’s assets and liabilities the undiscounted estimate of future revenues and expenses of the Company through the end of the liquidation. Based on the liquidation basis of accounting, the net assets in liquidation at March 10, 2021 are currently estimated to result in future liquidating distributions of approximately $3.98 per common share based on the number of common shares outstanding on that date, which was increased $0.16 per share from last quarter’s estimate owing primarily to actual realization from completed transactions. This estimate of future liquidating distributions includes projections of sales proceeds and net operating revenues to be received and costs and expenses to be incurred, including costs to dispose of the Company’s assets, during the period required to complete the plan of liquidation which is currently projected to be completed by June 30, 2022.

There is inherent uncertainty with these projections, and accordingly, these projections could change materially based on a number of factors both within and outside of Luby’s control. There can be no assurance that these estimated values will be realized. Such amounts should not be taken as an indication of the timing or the amount of future distributions or our actual dissolution.

The current estimate of net assets in liquidation at March 10, 2021 has been estimated based on undiscounted cash flow projections and assumes a final liquidation on June 30, 2022 even though the actual timing of the sale of the Company’s operating businesses and real estate holdings cannot be determined with any specificity at this time. As such, the final liquidation of the Company is subject to future events and uncertainties. Liabilities are carried at their contractual amounts due as adjusted for the impact of timing of the planned liquidation. It is not possible to predict with certainty the timing or aggregate amount which may ultimately be distributed to our shareholders and no assurance can be given that the distributions will equal or exceed the estimate presented in this release.

The Company currently operates 58 Luby’s Cafeterias and 11 Fuddruckers, as well as Culinary Contract Services at 25 locations, while pursuing sales of these businesses as part of its liquidation plan. Operationally, it is business as usual as we progress through this plan to find new stewards for these iconic brands.

About Luby’s

Luby’s, Inc. (NYSE: LUB) operates two core restaurant brands: Luby’s Cafeterias and Fuddruckers. Luby's is also the franchisor for the Fuddruckers restaurant brand. In addition, through its Luby's Culinary Contract Services business segment, Luby's provides food service management to sites consisting of healthcare, corporate dining locations, sports stadiums, and sales through retail grocery stores.

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release, other than statements of historical fact, are “forward-looking statements” for purposes of these provisions, including the statements regarding sales of assets, expected proceeds from the sale of assets, expected proceeds to be distributed to stockholders, effects of food commodity costs, anticipated financial results in future periods and expectations of industry conditions.

Luby’s cautions readers that various factors could cause its actual financial and operational results to differ materially from those indicated by forward-looking statements made from time-to-time in news releases, reports, proxy statements, registration statements, and other written communications, as well as oral statements made from time to time by representatives of Luby’s. The following factors, as well as any other cautionary language included in this press release, provide examples of risks, uncertainties and events that may cause Luby’s actual results to differ materially from the expectations Luby’s describes in such forward-looking statements: general business and economic conditions; the effects of public health crises such as the COVID-19 pandemic; the impact of competition; our operating initiatives; fluctuations in the costs of commodities, including beef, poultry, seafood, dairy, cheese and produce; increases in utility costs, including the costs of natural gas and other energy supplies; changes in the availability and cost of labor; the seasonality of Luby’s business; changes in governmental regulations, including changes in minimum wages; the effects of inflation; the availability of credit; unfavorable publicity relating to operations, including publicity concerning food quality, illness or other health concerns or labor relations; the continued service of key management personnel; and other risks and uncertainties disclosed in Luby’s annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-k.

For additional information contact:
John Garilli, Interim CEO
LInvestors@lubys.com